EXHIBIT NO. 3.3

                    AMENDMENT TO AMENDED AND RESTATED BYLAWS



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                    AMENDMENT TO AMENDED AND RESTATED BYLAWS
                                       OF
                          UCI MEDICAL AFFILIATES, INC.

                                 August 21, 1996



         RESOLVED, that the first sentence of Article III, Section 5 of the Amended and Restated Bylaws of the Corporation is hereby amended to read as follows:

                  At all meetings of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business.

         I, Jerry F. Wells, Jr., as Secretary of UCI Medical Affiliates, Inc., do hereby certify that the above amendment was duly approved and adopted at a special meeting of the Board of Directors of UCI Medical Affiliates, Inc. on August 21, 1996.




                                  /s/ Jerry F. Wells, Jr.
                                  Jerry F. Wells, Jr.
                                  Secretary



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